AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON OCTOBER  27, 2016

Registration No. 333-190361

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

_____________________

POST-EFFECTIVE AMENDMENT NO.1 TO

FORM S-3 REGISTRATION STATEMENT NO. 333-190361

UNDER THE SECURITIES ACT OF 1933

_____________________

COBIZ FINANCIAL INC.

(Exact name of registrant as specified in its charter)

Colorado (State or other jurisdiction of incorporation or organization)	84-0826324 (I.R.S. Employer Identification No.)

821 Seventeenth Street

Denver, Colorado 80202

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Steven Bangert
Chairman of the Board and Chief Executive Officer

CoBiz Financial Inc.

821 Seventeenth Street

Denver, Colorado 80202

(303) 293-2265

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copy to:

Jeffrey R. Kesselman, Esq.

Sherman & Howard L.L.C.

633 Seventeenth Street, Suite 3000

Denver, Colorado 80202

(303) 297-2900

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box: □

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box: □

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. □

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  □

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. □

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box.  □

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act (Check one):

Large Accelerated filer   □Accelerated filer ☑Non-Accelerated filer  □ Smaller reporting company  □

(Do not check if a smaller reporting company)

TERMINATION OF REGISTRATION

This Post-Effective Amendment No. 1 relates to a Registration Statement on Form S-3 (Registration No. 333-190361) of CoBiz Financial Inc., a Colorado corporation (the “Company”), with a filing date of August 2, 2013, pertaining to the registration of an aggregate amount of up to $100,000,000 of (a) shares of the Company’s common stock, $.01 par value per share, (b) shares of the Company’s preferred stock, $.01 par value per share, and related depositary shares, (c) senior or subordinated debt securities of the Company, (d) warrants to purchase the Company’s debt securities, shares of common stock, shares of preferred stock or depositary shares, and (e) rights to purchase the Company’s common stock (the “Registration Statement”).

The Company has sold securities with an aggregate public offering price of $60,000,000 in connection with the Registration Statement.

The Company has terminated any offering of the Company’s securities pursuant to the Registration Statement.  In accordance with an undertaking made by the Company in the Registration Statement to remove from registration, by means of a post-effective amendment, any of the securities that remain unsold at the termination of the offering, the Company hereby removes from registration all of such securities of the Company registered but unsold under the Registration Statement.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Post-Effective Amendment No. 1 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Denver, State of Colorado, on October 27, 2016.

COBIZ FINANCIAL INC.

By: /s/ Steven Bangert

Steven Bangert

Chairman of the Board of Directors and Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, this Post-Effective Amendment No. 1 to the Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title(s)	Date

/s/ Steven Bangert	Chairman of the Board and	October 27, 2016
Steven Bangert	Chief Executive Officer (Principal Executive Officer)

/s/ Lyne B. Andrich	Executive Vice President and	October 27, 2016
Lyne B. Andrich	Chief Financial Officer (Principal Financial Officer)

/s/ Troy R. Dumlao	Chief Accounting Officer (Principal Accounting Officer)	October 27, 2016
Troy R. Dumlao
*	Director	October 27, 2016
Michael B. Burgamy
*	Director	October 27, 2016
Evan Makovsky
Director
Richard L. Monfort
*	Director	October 27, 2016
Douglas L. Polson
*	Director	October 27, 2016
Mary K. Rhinehart
*	Director	October 27, 2016
Noel N. Rothman
*	Director	October 27, 2016
Bruce H. Schroffel
*	Director	October 27, 2016
Timothy J. Travis
*	Director	October 27, 2016
Mary Beth Vitale
*	Director	October 27, 2016
Mary M. White

* By:/s/ Lyne B. Andrich

Lyne B. Andrich

Attorney-in-fact for Registration Statement No. 333-190361